Exhibit 10.1
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                              AMENDED AND RESTATED

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                  by and among

                   MacroChem Corporation, as Issuer and Seller

                                       and

                  the other parties named herein, as Purchasers

                            with respect to Seller's

                 Series C Cumulative Convertible Preferred Stock

                      and Warrants to Purchase Common Stock











                                February 10, 2006



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                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

Exhibit A        Form of Certificate of Designations, Rights and Preferences of
                 the Series C Cumulative Convertible Preferred Stock

Exhibit B-1      Form of Common Stock Purchase Warrant

Exhibit B-2      Form of Placement Agent Common Stock Purchase Warrant

Exhibit C        Form of Additional Closing Escrow Agreement

Exhibit D        Form of Amended and Restated Investor Rights Agreement

Exhibit E        Form of Opinion of Seller's Counsel

Exhibit F        Operating Budget

Schedule 1       Purchasers and Shares of Preferred Stock and Warrants Purchased

Schedule 3       Disclosure Schedules


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     AMENDED AND RESTATED PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the
"AGREEMENT") dated as of February 10, 2006, by and among MacroChem Corporation, a Delaware corporation (the "SELLER"), and each of the other persons listed on
SCHEDULE 1 hereto, as such schedule may be supplemented pursuant to Section 2.2(c) below (each is individually referred to as a "PURCHASER" and collectively, the "PURCHASERS").

                                    RECITALS:

     WHEREAS, each of the Purchasers is willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, up to an aggregate of 1500 shares of its Series C Cumulative Convertible Preferred Stock, $10,000 liquidation preference per share, par value $0.01 per share (the "PREFERRED STOCK"), and Common Stock Purchase Warrants (the "WARRANTS") entitling the holders thereof to purchase shares of the Seller's common stock, $0.01 par value (the "COMMON STOCK") as more fully set forth herein; and

     WHEREAS, the Seller and certain Purchasers have entered into a Preferred Stock and Warrant Purchase Agreement dated as of December 23, 2005 (the "ORIGINAL AGREEMENT") and consummated the Initial Closing (as defined below) on December 23, 2005 and such parties and certain additional Purchasers wish to amend and restate the Original Agreement in connection with the Additional Closing (as defined below) as set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                          ARTICLE I - PURCHASE AND SALE

     1.1 PURCHASE AND SALE.

     (a) On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing (as defined in Section 2.2(a)), the Seller sold and each of the Purchasers purchased the Preferred Stock in the amounts set forth on
SCHEDULE 1 hereto. In addition, the Seller sold and each Purchaser purchased at the Initial Closing Warrants to purchase the number of shares of Common Stock set forth on SCHEDULE 1 hereto. At the Additional Closing (as defined in Section 2.2(c)), the Seller will sell and each of the Additional Purchasers (as defined in Section 2.2(c)) will purchase the Additional Securities (as defined in
Section 2.2(c)) set forth next to the name of such Additional Purchaser on
SCHEDULE 1 as such schedule is supplemented pursuant to Section 2.2(c).

     (b) The shares of Common Stock issuable upon conversion of the Preferred Stock or upon payment of dividends on the Preferred Stock are referred to herein as the "CONVERSION SHARES," and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "WARRANT SHARES."

     1.2 TERMS OF THE PREFERRED STOCK AND WARRANTS. The terms and provisions of the Preferred Stock are set forth in the form of Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock, attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION"). The terms and provisions of the Warrants are more fully set forth in the form of Common Stock

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Purchase Warrant, attached hereto as EXHIBIT B-1. SCO Securities LLC ("SCO")
and/or its designees and other persons or entities are receiving warrants, in the form attached hereto as EXHIBIT B-2 (the "PLACEMENT AGENT WARRANTS") as compensation for services rendered in connection with each Closing of the transactions set forth herein as provided on SCHEDULE 1 attached hereto as such schedule is supplemented pursuant to Section 2.2(c). Such Placement Agent Warrants shall constitute "WARRANTS" for all purposes hereunder and SCO and/or its designees and such other persons or entities shall constitute "PURCHASERS" for all purposes hereunder.

     1.3 TRANSFERS; LEGENDS.

     (a) (i) Except as required by federal securities laws and the securities law of any state or other jurisdictions, the Preferred Stock, Conversion Shares, Warrants and Warrant Shares (collectively, the "SECURITIES") may be transferred, in whole or in part, by any of the Purchasers at any time. In the case of Preferred Stock, such transfer may be effected by delivering written transfer instructions to the Seller, and the Seller shall reflect such transfer on its books and records and reissue certificates evidencing the Preferred Stock upon surrender of certificates evidencing the Preferred Stock being transferred. Any such transfer shall be made by a Purchaser in accordance with applicable law. Any transferee shall agree to be bound by the terms of the Investor Rights Agreement and this Agreement. The Seller shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 1.3(a).

         (ii) In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or to the Seller, the Seller may require the transferor thereof to furnish to the Seller an opinion of counsel selected by the transferor, such counsel and the form and substance of such opinion shall be reasonably satisfactory to the Seller and Seller's counsel, to the effect that such transfer does not require registration under the Securities Act; PROVIDED, HOWEVER, that in the case of a transfer pursuant to Rule 144 under the Securities Act, no opinion shall be required if the transferor provides the Seller with a customary seller's representation letter, and if such sale is not pursuant to subsection (k) of Rule 144, a customary broker's representation letter and Form 144. Notwithstanding the foregoing, the Seller hereby consents to and agrees to register on the books of the Seller and with any transfer agent for the securities of the Seller, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Seller that it is an "ACCREDITED INVESTOR" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof) and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act.

         (iii) An "AFFILIATE" means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. A "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

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     (b) The certificates representing the Preferred Stock shall bear the following legends:

"THE SHARES REPRESENTED BY, OR ISSUABLE UPON CONVERSION OR EXERCISE OF SECURITIES EVIDENCED BY, THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED."

                     ARTICLE II - PURCHASE PRICE AND CLOSING

     2.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") to be paid by each Purchaser to the Seller to acquire the Preferred Stock and the applicable Warrants shall be the amount set forth beside the name of each Purchaser on
SCHEDULE 1 hereto, as such schedule may be supplemented pursuant to Section 2.2(c) in connection with any Additional Closing. The purchase price per share of Preferred Stock shall be $10,000 (the "PER SHARE PURCHASE PRICE").

     2.2 THE CLOSING.

     (a) The initial closing of the transactions contemplated under this Agreement (the "INITIAL CLOSING") took place on December 23, 2005. The date on which the Initial Closing occurred is the "INITIAL CLOSING DATE". The Additional Closing (as defined below) will take place at the offices of Wiggin and Dana LLP, 400 Atlantic Street, Stamford, CT 06901 (or remotely via exchange of documents and signatures) or at such other place and on such date as may be mutually acceptable to the Purchasers in such Additional Closing and the Seller as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Articles 6.1(a) and (b) and 6.2(a) (other than those conditions which by their terms are not to be satisfied or waived until the Additional Closing). The date on which the Additional Closing occurs is the "ADDITIONAL CLOSING DATE." The term "CLOSING" shall refer to the Initial Closing and any Additional Closing, as applicable, the term "CLOSING DATE" shall refer to the Initial Closing Date or the Additional Closing Date, as applicable.

     (b) At the Initial Closing, the Purchasers purchased, severally and not jointly, and the Seller issued and sold, in the aggregate, 250 shares of Preferred Stock and Warrants to purchase 100,000,000 shares of Common Stock on the Initial Closing Date. At the Initial Closing and the Additional Closing, each Purchaser has purchased or shall purchase, as the case may be, from the Seller, and the Seller has issued or sold or shall issue and sell, as the case may be, to each Purchaser, a number of Preferred Shares equal to such Purchaser's Purchase Price divided by the Per Share Purchase Price and a Warrant to purchase a number of shares of Common Stock equal to the number of Conversion Shares into which such Preferred Shares purchased by such Purchaser are then convertible (rounded up to the nearest whole share). The Purchase Price paid by each Purchaser in the Initial Closing was placed in an escrow account (the "ESCROW ACCOUNT") pending the Initial Closing pursuant to a Closing Escrow Agreement (the "CLOSING ESCROW AGREEMENT") among the Seller, SCO and Wiggin and Dana LLP (the "ESCROW AGENT"). The Purchase Price paid by each Purchaser in the


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Additional Closing shall be placed in escrow pending the Additional Closing pursuant to an escrow agreement in a form substantially similar to the Closing Escrow Agreement, with such changes as may be necessary or appropriate to account for the Additional Closing (the "ADDITIONAL CLOSING ESCROW AGREEMENT") in the form attached hereto as EXHIBIT C. The term "Closing Escrow Agreement" as used herein shall be deemed to refer to the Additional Closing Escrow Agreement in the case of an Additional Closing (as defined below).

     (c) After the Initial Closing, the Seller may sell up to 1250 additional shares of Preferred Stock and additional Warrants to purchase up to 500,000,000 shares of Common Stock (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Initial Closing and prior to the applicable Additional Closing) (the "ADDITIONAL SECURITIES"), to one or more purchasers (the "ADDITIONAL PURCHASERS") as are mutually agreed upon by the Seller and SCO, provided that (i) all such subsequent sale(s) (the "ADDITIONAL CLOSING") are consummated on or prior to February 17, 2006 or at such later time as mutually agreed by the Seller and SCO and (ii) each Additional Purchaser shall become a party to this Agreement and the Investor Rights Agreement, by executing and delivering a counterpart signature page thereto. SCHEDULE 1 to this Agreement shall be supplemented (A) to reflect the number of Additional Securities purchased at the Additional Closing, (B) to reflect the parties purchasing such Additional Securities and (C) to reflect the additional Placement Agent Warrants issuable upon consummation of the Additional Closing.

     (d) The Purchasers party to this Agreement hereby (i) irrevocably waive any preemptive rights, rights of first offer, rights of first refusal, participation rights, anti-dilution rights or other similar rights they may possess now or hereafter, pursuant to the terms of any agreement with the Seller, the Certificate of Designation or otherwise, with respect to sales of Additional Securities made pursuant to this Agreement and (ii) consent to the joinder of any Additional Purchasers to this agreement.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to each Purchaser as of the Closing Date on which such person became a Purchaser as follows:

     3.1 CORPORATE EXISTENCE AND POWER; SUBSIDIARIES. The Seller and its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Seller and its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller or any of its Subsidiaries. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to any person or entity, a material adverse effect on its or its Subsidiaries' condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities) or results of operations, taken as a whole. True and complete copies of the Seller's Certificate of Incorporation, as amended (the "Certificate"), and Bylaws, as


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amended (the "BYLAWS"), as currently in effect and as will be in effect on the
Closing Date (collectively, the "CERTIFICATE AND BYLAWS"), have previously been provided to the Purchasers. For purposes of this Agreement, the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests. The Seller has no Subsidiaries. Therefore, all references in the representations and warranties in this Article III to "the Seller and its Subsidiaries" or words of similar import shall be deemed to be references only to the Seller.

     3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement, and the Warrants, the Closing Escrow Agreement, the Certificate of Designation, the Investor Rights Agreement, and each of the other documents executed pursuant to and in connection with this Agreement (collectively, the "RELATED DOCUMENTS"), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and the Warrants, but not including the subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants) have been duly authorized, and no additional corporate or stockholder action is required for the approval thereof. The subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants will be duly authorized immediately upon the effectiveness of the 1 for 6 Split (as defined below), and other than effecting the 1 for 6 Split, no additional corporate or stockholder action is required for the approval thereof. The Conversion Shares and the Warrant Shares have been duly reserved for issuance by the Seller, subject to the effectiveness of the 1 for 6 Split. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, whether now or hereafter in effect, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 CHARTER, BYLAWS AND CORPORATE RECORDS. The minute books of the Seller and its Subsidiaries, including, without limitation, all draft minutes not yet approved by the board of directors, contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Seller and its Subsidiaries to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply with applicable laws and regulations and have been regularly updated. Such books fully and correctly reflect all the decisions of the stockholders.

     3.4 GOVERNMENTAL AUTHORIZATION. Except as otherwise specifically contemplated in this Agreement and the Related Documents, and except for: (i) the filings referenced in Section 5.11; (ii) the filing of the Certificate of Designation; (iii) the filing of a Form D with respect to the Preferred Stock


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and Warrants under Regulation D under the Securities Act; (iv) the filing of the
Registration Statement with the Commission; (v) the application(s) to each trading market for the listing of the Conversion Shares and the Warrant Shares for trading thereon; (vi) any filings required under state securities laws that are permitted to be made after the date hereof; and (vii) the filing of the amendment to the Certificate to effect the 1 for 7 Split and the 1 for 6 Split (as such terms are defined below), the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and Warrants and the subsequent issuance of the Conversion Shares and Warrant Shares upon conversion of the Preferred Stock or otherwise or exercise of the Warrants, as applicable) by the Seller require no action (including, without limitation, stockholder approval) by or in respect of, or filing with, any governmental or regulatory body, agency, official or authority (including, without limitation, Nasdaq).

     3.5 NON-CONTRAVENTION. The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Conversion Shares and Warrant Shares) do not and will not (a) contravene or conflict with the Certificate (as amended by the Certificate of Designation) and Bylaws of the Seller and its Subsidiaries (subject, in the case of issuance of the Conversion Shares and Warrant Shares to the effectiveness of the 1 for 7 Split and the 1 for 6 Split (as such terms are defined below)); (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or its Subsidiaries; (c) constitute a default (or would constitute a default with notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Seller or its Subsidiaries; or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Seller or its Subsidiaries. For purposes of this Agreement, the term "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

     3.6 SEC DOCUMENTS. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Seller, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act, in each case, since January 1, 2001, hereinafter called the "SEC DOCUMENTS"). The Seller has filed all reports or other documents required to be filed under the Exchange Act. All SEC Documents filed by the Seller (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has previously made available (via public filings on the Securities and Exchange Commission's (the "SEC" or the "COMMISSION") Electronic Data Gathering, Analysis and Retrieval System) to each Purchaser a correct and complete copy of each report which the Seller filed with the SEC under the Exchange Act for any period ending on or after December 31, 2004 (the "RECENT REPORTS").

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     3.7 FINANCIAL STATEMENTS. Each of the Seller's (i) audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes) as of and for the years ended December 31, 2004 and December 31, 2003 and (ii) the Seller's unaudited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity as of and for the nine months ended September 30, 2005, as contained in the Recent Reports (both of (i) and (ii), collectively, the "SELLER'S FINANCIAL STATEMENTS" or the "FINANCIAL Statements") (x) present fairly in all material respects the financial position of the Seller and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended, except that the unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with United States generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

     3.8 COMPLIANCE WITH LAW. Except as disclosed in the Recent Reports, the Seller and its Subsidiaries are in compliance and have conducted their business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to their operations, the violation of which would cause a Material Adverse Affect. Except as disclosed in the Recent Reports, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, pending or, to the knowledge of the Seller, threatened against the Seller or its Subsidiaries or against any of their properties or businesses.

     3.9 NO DEFAULTS. The Seller and its Subsidiaries are not, nor since December 31, 2004 have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Certificate and Bylaws, except for any violation that would be cured upon effectiveness of the 1 for 7 Split and the 1 for 6 Split (as such terms are defined below) (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or its Subsidiaries are a party or by which the Seller or its Subsidiaries or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which such Seller or its Subsidiaries are a party, to terminate such as a result of such Seller or its Subsidiaries, having failed to meet any material provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract.

     3.10 LITIGATION. Except as disclosed in the Recent Reports or on SCHEDULE 3.10, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Seller, threatened against the Seller and its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or its Subsidiaries or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, and there is no


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basis for the assertion of any of the foregoing. There are no claims or complaints existing or, to the knowledge of the Seller or its Subsidiaries, threatened for product liability in respect of any product of the Seller or its Subsidiaries, and the Seller and its Subsidiaries are not aware of any basis for the assertion of any such claim.

     3.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 2004, the Seller has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports or any exhibit thereto or incorporated by reference therein:

     (a) Except as set forth in Schedule 3.11(a), any event that could reasonably be expected to have a Material Adverse Effect on the Seller or any of its Subsidiaries;

     (b) Except as set forth on Schedule 3.11(b) Any amendments or changes in the Certificate or Bylaws of the Seller and its Subsidiaries, other than on account of the filing of the Certificate of Designation;

     (c) Except as set forth on Schedule 3.11(c), any

         (i) incurrence, assumption or guarantee by the Seller or its Subsidiaries of any debt for borrowed money other than for equipment leases;

         (ii) issuance or sale of any securities convertible into or exchangeable for securities of the Seller other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Seller (each a "STOCK PLAN");

         (iii) issuance or sale of options or other rights to acquire from the Seller or its Subsidiaries, directly or indirectly, securities of the Seller or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business in accordance with past practice;

         (iv) issuance or sale of any stock, bond or other corporate security;

         (v) discharge or satisfaction of any material Lien, other than current liabilities incurred since December 31, 2004 in the ordinary course of business;

         (vi) declaration or making any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security;

         (vii) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business;

         (viii) waiver of any right of substantial value whether or not in the ordinary course of business;

         (ix) material change in officer compensation except in the ordinary course of business and consistent with past practices; or

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         (x) other commitment (contingent or otherwise) to do any of the foregoing.

     (d) Any creation, sufferance or assumption by the Seller or any of its Subsidiaries of any Lien on any asset (other than Liens in connection with equipment leases and working capital lines of credit set forth on SCHEDULE 3.11(D)) or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $25,000 outstanding at any time;

     (e) Except as set forth on Schedule 3.11(e), any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

     (f) Any transfer or grant of a right with respect to the trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Seller or its Subsidiaries, except as among the Seller and its Subsidiaries.

     3.12 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.12 or in the Recent Reports, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 2004, as of the date hereof, (i) the Seller and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) there has not been any aspect of the prior or current conduct of the business of the Seller or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in any such material liabilities or obligations which, are not fully reflected, reserved against or disclosed in the balance sheet of the Seller as at December 31, 2004.

     3.13 TAXES. Since January 1, 2001, all tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Since January 1, 2001, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by adequate reserves in the Financial Statements as of and for the period ended December 31, 2004 (other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. Since January 1, 2001, no taxation authority has sought to audit the records of the Seller or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller's or any of its Subsidiaries' alleged failure to provide any such tax returns, reports or related information and disclosure. Since January 1, 2001, no material claims or deficiencies have been asserted against or inquiries raised with the Seller or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Seller's knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

     3.14 INTERESTS OF OFFICERS, DIRECTORS AND OTHER AFFILIATES. Except as set forth on Schedule 3.14, the description of any interest held, directly or indirectly, by any officer, director or other Affiliate of the Seller or its Subsidiaries (other than the interests of the Seller and its Subsidiaries in such assets) in any property, real or personal, tangible or intangible, used in or pertaining to Seller's business, including any interest in the Intellectual Property (as defined in Section 3.15 hereof), as set forth in the Recent Reports, is true and complete, and no officer, director or other Affiliate of the Seller or its Subsidiaries has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Seller's business, including the Seller's Intellectual Property, other than as set forth in the Recent Reports.

     3.15 INTELLECTUAL PROPERTY. Other than as set forth in the Recent Reports:

     (a) the Seller or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Seller and its Subsidiaries (collectively, the "RIGHTS") and in and to each material invention, software, trade secret, technology, product, composition, formula, method of process used by the Seller or its Subsidiaries (the Rights and such other items, the "INTELLECTUAL PROPERTY"), and, to the Seller's knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

     (b) no royalties or fees (license or otherwise) are payable by the Seller or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on SCHEDULE 3.15;

     (c) there have been no claims made against the Seller or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to its knowledge, there are no reasonable grounds for any such claims;

     (d) neither the Seller nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Seller's knowledge, no reasonable grounds for such claims exist; and

     (e) neither the Seller nor its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

     3.16 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Schedule
3.16 and in the Recent Reports, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Seller or its Subsidiaries, any acquisition of property by the Seller or its Subsidiaries or the conduct of business by the Seller or its Subsidiaries as currently conducted or as currently proposed to be conducted by the Seller.

     3.17 PREEMPTIVE RIGHTS. Except as set forth in SCHEDULE 3.17, none of the stockholders of the Seller possess any preemptive rights in respect of the Preferred Stock or the Conversion Shares or Warrant Shares to be issued to the Purchasers upon conversion of the Preferred Stock or exercise of the Warrants, as applicable.

     3.18 INSURANCE. The insurance policies providing insurance coverage to the Seller or its Subsidiaries including for product liability are adequate for the business conducted by the Seller and its Subsidiaries (currently limited to the testing phase) and are sufficient for compliance by the Seller and its Subsidiaries with all requirements of law and all material agreements to which the Seller or its Subsidiaries are a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or its Subsidiaries an intention to cancel any such policy.

     3.19 SUBSIDIARIES AND INVESTMENTS. Except as set forth in the Recent Reports, the Seller has no Subsidiaries or Investments. For purposes of this Agreement, the term "INVESTMENTS" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

     3.20 CAPITALIZATION. (a) The authorized capital stock of the Seller consists of 100,000,000 shares of common stock, $0.01 par value per share, of which 41,885,688 shares were issued and outstanding as of the Initial Closing Date, and, following the 1 for 7 Split and the 1 for 6 Split, but prior to accounting for fractional shares that are to be cancelled and paid for in cash as a result of the 1 for 6 Split, approximately 997,223 shares are issued and outstanding on the date hereof, and 6,000,000 shares of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Board of Directors may determine, of which (i) 500,000 shares have been designated as "Series A Convertible Preferred Stock", none of which are issued and outstanding, (ii) 600,000 have been designated as "Series B Preferred Stock" for issuance pursuant to that certain Rights Agreement dated as of August 13, 1999, between the Seller and American Stock Transfer & Trust Company as Rights Agent (the "RIGHTS AGREEMENT") none of which are issued and outstanding and (iii) immediately prior to the Initial Closing Date, 1,500 shares were designated as the "Series C Cumulative Convertible Preferred Stock" of which (A) no shares were issued and outstanding prior to the Initial Closing and (B) 250 shares are issued and outstanding immediately prior to the execution of this Agreement.

     (b) All shares of the Seller's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Seller from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. Since January 1, 2001, all taxes required to be paid by Seller in connection with the issuance and any transfers of the Seller's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Seller from January 1, 2001 to the date hereof have been obtained or effected, and, since January 1, 2001, all securities of the Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws.

     3.21 OPTIONS, WARRANTS, RIGHTS. Except as set forth on SCHEDULE 3.21, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or its Subsidiaries of any capital stock or other equity interests of the Seller or its Subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. Other than the rights of the Purchasers under the Preferred Stock and the Warrants, and except as set forth on SCHEDULE 3.21, neither the Seller nor the Subsidiaries have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or any of its Subsidiaries. Except as set forth in the Recent Reports or on Schedule 3.21, other than the rights granted to the Purchasers under the Investor Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Seller or any of its Subsidiaries in a registration statement filed by the Seller or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or any of its Subsidiaries for sale or distribution in any jurisdiction, except as set forth on SCHEDULE 3.21.

     3.22 EMPLOYEES, EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS. Except as set forth in the Recent Reports or on SCHEDULE 3.22, there are no material employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Seller and any officer, director, consultant or employee of the Seller or its Subsidiaries (the "EMPLOYMENT AGREEMENTS"). Except as set forth on Schedule 3.22, no Employment Agreement provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Seller or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement. Except as disclosed in the Recent Reports or on SCHEDULE 3.22, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisors of the Seller and its Subsidiaries are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time without liability for payment of compensation or damages and the Seller and its Subsidiaries have not entered into any agreement or arrangement for the management of their business or any part thereof other than with their directors or employees.

     3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller, nor any Affiliate of the Seller, nor to the knowledge of the Seller, any agent or employee of the Seller, any other Person acting on behalf of or associated with the Seller, or any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the Seller or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

     3.24 PRODUCTS AND SERVICES. Except as set forth on Schedule 3.24, to the knowledge of the Seller and except as disclosed in the Recent Reports, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency with respect to any product or service developed or provided by the Seller or its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have a Material Adverse Effect on the continued operation of any facility of the Seller or its Subsidiaries or which could otherwise cause the Seller or its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Seller or its Subsidiaries has been provided in accordance in all material respects with the specifications under which such product or service normally is and has been provided and the provisions of all applicable laws or regulations.

     3.25 ENVIRONMENTAL MATTERS. None of the premises or any properties owned, occupied or leased by the Seller or its Subsidiaries (the "PREMISES") has been used by the Seller or the Subsidiaries or, to the Seller's knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a "HAZARDOUS SUBSTANCE" under applicable Environmental Laws (hereinafter defined) ("HAZARDOUS SUBSTANCES") in violation of any applicable Environmental Laws. To its knowledge, the Seller and its Subsidiaries have not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Seller or its Subsidiaries or, to the Seller's knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Seller or its Subsidiaries under applicable Environmental Laws. The Seller and, to the Seller's knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in material compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the "ENVIRONMENTAL LAWS"). Neither the Seller nor, to the Seller's knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller's knowledge, threatened against the Seller or, to the Seller's knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Seller, there is no basis for the institution of any such proceeding, suit or investigation.

     3.26 LICENSES; COMPLIANCE WITH FDA AND OTHER REGULATORY REQUIREMENTS.

     (A) GENERAL. Except as disclosed in the Recent Reports, the Seller holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the "GOVERNMENTAL AUTHORIZATIONS"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. Except as set forth on Schedule 3.26, the Seller and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause the Seller to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

     (B) REGULATORY AUTHORITIES. Without limiting the generality of the representations and warranties made in paragraph (a) above, the Seller represents and warrants that (i) the Seller and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder (the "FDC ACT") and equivalent laws, rules and regulations in jurisdictions outside the United States in which the Seller or its Subsidiaries do business, (ii) its products and those of each of its Subsidiaries that are in the Seller's control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Seller comply in all material respects with any conditions of approval and the terms of the application by the Seller to the appropriate Regulatory Authorities, (iv) to the knowledge of the Seller or its Subsidiaries, no Regulatory Authority has initiated legal action with respect to the manufacturing of the Seller's products, such as seizures or required recalls, and Seller uses best efforts to comply with applicable good manufacturing practice regulations, (v) its products are labeled and promoted by the Seller and its representatives in substantial compliance with the applicable terms of the marketing applications submitted by the Seller to the Regulatory Authorities and the provisions of the FDC Act and foreign equivalents, (vi) all adverse events that were known to and required to be reported by Seller to the Regulatory Authorities have been reported to the Regulatory Authorities in a timely manner, (vii) neither the Seller nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act or foreign equivalents, (viii) all stability studies required to be performed for products distributed by the Seller or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable Regulatory Authority requirements, (ix) any products exported by the Seller or any of its Subsidiaries have been exported in compliance with the FDC Act and (x) the Seller and its Subsidiaries is in compliance in all material respects with all applicable provisions of the Controlled Substances Act. For purposes of this Article 3.26, "REGULATORY AUTHORITY" means any governmental authority in a country or region that regulates the manufacture or sale of Seller's products, including, but not limited to, the United States Food and Drug Administration.

     3.27 BROKERS. Except as set forth on SCHEDULE 3.27, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Seller, which would make any Purchaser liable for any fees or commissions.

     3.28 SECURITIES LAWS. Neither the Seller nor its Subsidiaries nor any agent acting on behalf of the Seller or its Subsidiaries has taken or will take any action which might cause this Agreement or the Preferred Stock or Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Purchasers set forth in Article IV are true, all offers and sales of capital stock, securities and notes of the Seller were conducted and completed in compliance with the Securities Act. All shares of capital stock and other securities issued by the Seller and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities or "BLUE SKY" laws and in compliance with all applicable corporate laws.

     3.29 DISCLOSURE. No representation or warranty made by the Seller in this Agreement, nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished by the Seller or the representatives of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.30 POISON PILL. The Seller and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Seller's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation, including, without limitation, the Rights Agreement, that is or could become applicable to the Purchasers as a result of the Purchasers and the Seller fulfilling their obligations or exercising their rights under this Agreement and the Related Documents, including without limitation the Seller's issuance of the Securities and the Purchasers' ownership of the Securities.

     3.31 1 FOR 7 REVERSE SPLIT. The stockholders of the Seller have duly approved a 1 for 7 reverse stock split with respect to the Common Stock (the "1 FOR 7 SPLIT") and the Board of Directors has duly passed resolutions effecting the 1 for 7 Split, effective as of a date not more than ten days following the Initial Closing Date.

          ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser, for itself only, hereby severally and not jointly, represents and warrants to the Seller as follows:

     4.1 EXISTENCE AND POWER. The Purchaser, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser's organization. Such Purchaser has all powers required to bind it to the representations, warranties and covenants set forth herein.

     4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized, and no additional action is required for the approval of this Agreement or the Related Documents. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 INVESTMENT. The Purchaser is acquiring the securities described herein for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the securities has been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

     4.4 RELIANCE ON EXEMPTIONS. The Purchaser understands (a) that the Preferred Stock and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and (b) that the Seller is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the securities and, in connection with clause (b) above, the Purchaser consents to such reliance.

     4.5 EXPERIENCE OF THE PURCHASER. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the securities and, at the present time, is able to afford a complete loss of such investment.

     4.6 GENERAL SOLICITATION. The Purchaser is not purchasing the securities as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

               ARTICLE V - COVENANTS OF THE SELLER AND PURCHASERS

     5.1 INSURANCE. The Seller and its Subsidiaries shall, from time to time upon the written request of any Purchaser, promptly furnish or cause to be furnished to such Purchaser evidence, in form and substance reasonably satisfactory to the Purchaser, of the maintenance of all insurance maintained by it for loss or damage by fire and other hazards, damage or injury to persons and property, including from product liability, and under workmen's compensation laws.

     5.2 REPORTING OBLIGATIONS. So long as any of the Preferred Stock is outstanding, and so long as any Warrant has not been exercised and has not expired by its terms, the Seller shall furnish to the Purchasers, or any other persons who hold any of the Preferred Stock or Warrants (provided that such subsequent holders give notice to the Seller that they hold Preferred Stock or Warrants and furnish their addresses) promptly upon their becoming available one copy of (A) each report, notice or proxy statement sent by the Seller to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and (B) any registration statement, prospectus or written communication pursuant to the Securities Act relating to the issuance or registration of Conversion Shares and the Warrant Shares and filed by the Seller with the Commission or any securities market or exchange on which shares of Common Stock are listed; provided, however, that the Seller shall have no obligation to deliver periodic reports (pursuant to the Exchange Act) under this
Section 5.2 to the extent such reports are publicly available.

     The Purchasers are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Seller which may have been furnished to the Purchasers hereunder, to any regulatory body or agency having jurisdiction over the Purchasers or to any Person which shall, or shall have right or obligation to succeed to all or any part of the Purchasers' interest in the Seller or this Agreement.

     5.3 INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement), notwithstanding the exercise by the Purchasers or other holders of the Preferred Stock of their rights hereunder to conduct an investigation shall not in any way diminish any liability hereunder.

     5.4 USE OF PROCEEDS. The Seller covenants and agrees that the proceeds of the Purchase Price shall be used by the Seller for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

         (i) accelerated repayment of debt existing on the date hereof (other than payments made in connection with the termination of capital leases in effect on the date hereof);

         (ii) the payment of dividends or other distributions on any capital stock of the Seller other than the Preferred Stock;

         (iii) increased executive compensation or loans to officers, employees, stockholders or directors, unless approved by a disinterested majority of the Board of Directors;

         (iv) the purchase of debt or equity securities of any person, including the Seller and its Subsidiaries, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; or

         (v) any expenditure not directly related to the business of the Seller.

     5.5 CORPORATE EXISTENCE. So long as a Purchaser owns Preferred Stock, Warrants, Conversion Shares, or Warrant Shares, the Seller shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and its Subsidiaries (except, in each case, in the event of a merger or consolidation in which the Seller or its Subsidiaries, as applicable, is not the surviving entity) in each case where failure to so preserve or maintain could have a Material Adverse Effect on the financial condition, business or operations of the Seller and its Subsidiaries taken as a whole.

     5.6 LICENSES. The Seller shall, and shall cause its Subsidiaries to, maintain at all times all material licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof, including without limitation all FDA clearances and approvals.

     5.7 LIKE TREATMENT OF PURCHASERS AND HOLDERS. Neither the Seller nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to any terms or provisions of this Agreement or the Related Documents, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Seller shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.

     5.8 TAXES AND CLAIMS. The Seller and its Subsidiaries shall duly pay and discharge (a) all material taxes, assessments and governmental charges upon or against the Seller or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Seller or its Subsidiaries unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

     5.9 PERFORM COVENANTS. The Seller shall (a) make full and timely payment of any and all payments on the Preferred Stock, and all other obligations of the Seller to the Purchasers in connection therewith, whether now existing or hereafter arising, and (b) duly comply with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchasers in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein.

     5.10 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Seller shall, within four business days following the date of this Agreement, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby, including, without limitation, the disclosures required pursuant to Section 5.01 of Form 8-K, and make such other filings and notices prior to and following the Closing Date in the manner and time required by the Commission with respect thereto. The Seller and SCO shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Seller nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Seller, with respect to any press release of any Purchaser, or without the prior consent of SCO, with respect to any press release of the Seller, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

     5.11 SECURITIES LAW COMPLIANCE.

     (a) SECURITIES ACT. The Seller shall timely prepare and file with the Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Preferred Stock and Warrants under this Agreement.

     (b) STATE SECURITIES LAW COMPLIANCE -- SALE. The Seller shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides, as indicated on SCHEDULE 1, with respect to the sale of the Preferred Stock and Warrants under this Agreement.

     (c) STATE SECURITIES LAW COMPLIANCE --RESALE. Beginning no later than 30 days following any date, from time to time, on which the Common Stock is no longer a "covered security" under Section 18(b)(1)(A) of the Securities Act and continuing until either (i) the Purchasers have sold all of their Conversion Shares and Warrant Shares under a registration statement pursuant to the Investor Rights Agreement or (ii) the Common Stock becomes a "covered security" under Section 18(b)(1)(A) of the Securities Act, the Seller shall maintain within either Moody's Industrial Manual or Standard and Poor's Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as "recognized securities manuals" under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Seller, (ii) a balance sheet of the Seller as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Seller for either the preceding fiscal year or the most recent year of operations.

     5.12 NON-PUBLIC INFORMATION. The Seller agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Seller believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Seller understands and confirms that each Purchaser shall be relying on the foregoing representations and agreement in effecting transactions in securities of the Seller. The covenant and representation in this Section 5.12 shall not apply to SCO while an SCO Director Designee (as defined below) serves on the Board of Directors of the Seller or while SCO continues to serve as financial advisor to the Seller.

     5.13 LISTING OF COMMON STOCK. The Seller agrees that, if the Seller applies to have the Common Stock listed or re-listed on any of the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market (each a "TRADING MARKET"), it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary to cause the Conversion Shares and Warrant Shares to be listed on such Trading Market as promptly as possible.

     5.14 REVERSE STOCK SPLITS. The Seller shall effect the 1 for 7 Split not more than ten days following the Initial Closing Date. In addition, the Seller shall use its best efforts to obtain stockholder approval for a 1 for 6 reverse stock split with respect to its Common Stock (the "1 FOR 6 Split") and to effect such 1 for 6 Split, in each case, as promptly as practicable following the Initial Closing Date.

     5.15 DIRECTOR DESIGNEES. For as long as at least 20% of the shares of Preferred Stock issued pursuant to this Agreement remain outstanding, (a) SCO Capital Partners LLC shall have the right, from time to time, to designate two individuals, who shall be reasonably satisfactory to the then current Board of Directors, to serve as directors of the Seller (the "SCO DIRECTOR DESIGNEES"),
(b) the Seller shall use its best efforts to cause the number of directors to be fixed at seven, two of which shall be the SCO Director Designees (the "SCO BOARD SEATS"), (c) the Seller shall use its best efforts to cause the SCO Director Designees to be nominated and elected for service as directors of the Seller at each meeting of the Seller's shareholders held for the purpose of electing directors and (d) if at any time, or from time to time, one or more of the SCO Board Seats is or becomes vacant for any reason prior to the next annual meeting of shareholders, the Seller shall use its best efforts to cause such vacancy to be filled with an SCO Director Designee. Promptly, but not more than three (3) business days following the Initial Closing, the Seller shall increase the size of its Board of Directors or otherwise cause two vacancies to exist on its Board of Directors and shall cause the SCO Director Designees to be duly appointed or elected to fill such vacancies. The following persons are hereby deemed to be "reasonably satisfactory" pursuant to clause (a) above: Steven H. Rouhandeh, Jeffrey B. Davis, Mark Alvino and Howard S. Fischer.

     5.16 CONDUCT OF BUSINESS BY THE SELLER DURING THE RESTRICTION PERIOD.

     (a) Except as specifically contemplated by this Agreement or as approved by a majority of the Board of Directors (which majority shall include at least one SCO Director Designee) whether by written consent or at a duly-held meeting thereof, during the period beginning on the date of the Initial Closing and ending on the earlier of (i) such date as the Seller shall have received gross proceeds of at least $3,500,000 in the aggregate in connection with the Additional Closing hereunder (and excluding amounts received at the Initial Closing) and (ii) March 31, 2006 (the "RESTRICTION PERIOD"), the Seller shall, and shall cause its Subsidiaries to, carry on its business in substantially the same manner as currently conducted. In addition, and without limiting the generality of the foregoing, during the Restriction Period the Seller shall not, and shall cause its Subsidiaries not to, without the prior approval of a majority of the Board of Directors (which majority shall include at least one SCO Director Designee) whether by written consent or at a duly-held meeting thereof:

         (i) incur any indebtedness (other than liabilities described in Section 5.16(a)(iii) below) in an amount greater than $10,000 in the aggregate, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person;

         (ii) (A) hire any employees, consultants or other independent contractors, (B) increase the compensation payable or to become payable to its directors, officers or employees, (C) grant any severance or termination pay to, or enter into or amend any Employment Agreement or severance agreement with, any director or officer of the Seller; provided that the Seller may amend the transition agreements (the "TRANSITION AGREEMENTS") attached as exhibits to the Form 8-K filed by the Seller on September 16, 2005, as amended on November 30, 2005, solely to extend the "Separation Date" as defined therein to January 31, 2006 and to provide that the executive officers party thereto shall continue to receive a base rate of pay through January 31, 2006 equal to one-half of their base rate of pay in effect on August 31, 2005, and the Seller may subsequently amend the Transition Agreements to extend the "Separation Date" as defined therein to February 28, 2006 and to provide that the executive officers party thereto shall receive a base rate of pay during the period from February 1, 2006 through February 28, 2006 equal to their full base rate of pay in effect on August 31, 2005, (D) adopt any Stock Plan or except as may be required or appropriate to comply with applicable law, amend any Stock Plan, (E) grant any options or other rights to purchase equity securities of the Seller whether pursuant to any Stock Plan or otherwise, except for the issuance of Warrants pursuant to this Agreement, (F) make or authorize any payment of any bonus or other amount to any director, officer, employee or consultant of the Seller (other than reimbursement for reasonable expenses of such Persons incurred in performance of their duties for the Seller and upon submission of reasonable written documentation of such expenses);

         (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities not exceeding $10,000 in the aggregate that are (A) reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Seller included in the Recent Reports or set forth on Schedule 3.12 hereto or (B) incurred in the ordinary course of business consistent with past practice (including, without limitation, legal and accounting expenses) and in compliance with this Section 5.16;

         (iv) make or authorize any new capital expenditure or expenditures that individually is in excess of $10,000 or in the aggregate are in excess of $25,000;

         (v) allow any insurance policy relating to the Seller's business to be amended or terminated without replacing such policy with a policy providing at least substantially equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

         (vi) amend or alter the Bylaws of the Seller, except as may be necessary to comply with Section 5.15; or

         (vii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     (b) The restrictions contained in Section 5.16(a) shall not apply to the payment of expenses in the categories and up to the amounts set forth in the Operating Budget attached hereto as EXHIBIT F.

                       ARTICLE VI - CONDITIONS TO CLOSING

     6.1 CONDITIONS TO OBLIGATIONS OF PURCHASERS TO EFFECT THE CLOSING. The obligations of a Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by a Purchaser:

     (a) The Seller shall deliver or cause to be delivered to each of the Purchasers (as applicable) the following:

         1. (i) One or more certificates evidencing the aggregate number of shares of the Preferred Stock, duly authorized, issued, fully paid and non-assessable, as is indicated on SCHEDULE 1 to be purchased at the Closing by such Purchaser, registered in the name of such Purchaser, in such denominations as is indicated on SCHEDULE 1 for such Purchaser;

            (ii) One or more certificates evidencing the Warrants, registered in the name of such Purchaser, in such denominations as is indicated on
         SCHEDULE 1 to be issued at such Closing to such Purchaser, pursuant to which such Purchaser shall be initially entitled to purchase that number of shares of Common Stock as is indicated on SCHEDULE 1; and

            (iii) One or more Placement Agent Warrants to be issued to the placement agent or its designees, registered in the name of such placement agent or its designees, in such denominations as is indicated on SCHEDULE 1 with respect to such Closing, pursuant to which such persons shall be initially entitled to purchase that number of shares of Common Stock as is indicated on SCHEDULE 1.

         2. The Amended and Restated Investor Rights Agreement, in the form attached hereto as EXHIBIT D (the "INVESTOR RIGHTS AGREEMENT"), duly executed by the Seller.

         3. A legal opinion of Ropes & Gray LLP ("SELLER'S COUNSEL"), counsel to the Seller, in the form attached hereto as EXHIBIT E.

         4. A certificate of the Secretary of the Seller (the "SECRETARY'S CERTIFICATE"), as of the Closing Date, in form and substance satisfactory to the Purchasers, certifying as follows:

            (i) that the Certificate of Designation authorizing the Preferred Stock has been duly filed in the office of the Secretary of State of the State of Delaware, and that attached to the Secretary's Certificate is true and complete copy of the Certificate of Incorporation of the Seller, as amended, and the Certificate of Designation;

            (ii) that a true copy of the Bylaws of the Seller, as amended to the Closing Date, is attached to the Secretary's Certificate;

            (iii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the Related Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Preferred Stock and that such resolutions are in full force and effect and that there are no other resolutions of the Board of Directors with respect to the subject matter thereof;

            (iv) the names and true signatures of the officers of the Seller signing this Agreement and all other documents to be delivered in connection with this Agreement; and

            (v) such other matters as the Purchasers may reasonably request.

         5. A wire transfer representing the Purchasers' reasonable legal fees and other expenses as described in Section 8.2 hereof less such fees and expenses previously paid by the Seller; such fee may, at the election of the Purchasers, be paid out of the funds due from the Purchasers at the Closing.

         6. Proof of due filing with the Secretary of State of the State of Delaware of the Certificate of Designation authorizing the Preferred Stock.

         7. A good standing certificate of the Seller, of recent date, certified by the Secretary of State of the State of Delaware.

         8. Evidence satisfactory to the Purchasers that the Seller has taken all necessary actions to ensure that its representation in Section 3.30 is true.

         9. Evidence satisfactory to the Purchasers that the Board of Directors of the Seller has approved the 1 for 6 Split to become effective as soon as practicable following receipt of stockholder approval thereof.

         10. Such other documents as the Purchasers shall reasonably request.

     (b) The Seller shall have de-listed the Common Stock from the Nasdaq Capital Market and shall have provided evidence satisfactory to the Purchasers to such effect.

     (c) The Seller shall have entered into the Closing Escrow Agreement.

     (d) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Seller since the date hereof.

     6.2 CONDITIONS TO OBLIGATIONS OF THE SELLER TO EFFECT THE CLOSING. The obligations of the Seller to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

     (a) Each of the Purchasers shall deliver or cause to be delivered to the Seller (i) payment of the Purchase Price set forth opposite such Purchaser's name on SCHEDULE 1, in cash by wire transfer of immediately available funds to the Escrow Account designated in writing by the Escrow Agent prior to the date hereof; (ii) an executed copy of this Agreement; (iii) an executed copy of the Investor Rights Agreement; and (iv) such other documents as the Seller shall reasonably request.

             ARTICLE VII - INDEMNIFICATION, TERMINATION AND DAMAGES

     7.1 SURVIVAL OF REPRESENTATIONS. Except as otherwise provided herein, the representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of three (3) years from the Initial Closing Date; provided, however, that the Seller's warranties and representations under Sections 3.13 (Taxes), 3.19 (Subsidiaries and Investments), 3.20 (Capitalization), and 3.21 (Options, Warrants, Rights), shall survive the Closing Date and continue in full force and effect until the expiration of all applicable statutes of limitation; and further provided that the Seller's warranties and representations under Section
3.25 (Environmental Matters) shall survive the Closing Date and continue in full force and effect for a period of six (6) years from the Initial Closing Date. The Seller's and the Purchasers' warranties and representations shall in no way be affected or diminished in any way by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchasers.

     7.2 INDEMNIFICATION.

     (a) The Seller agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in any of the Related Documents; (ii) any breach of warranty or representation made by the Seller in this Agreement or in any of the Related Documents (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

     (b) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Seller, its Affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of
(A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement or in any of the Related Documents; (B) any breach of warranty or representation made by the Purchasers in this Agreement or in any of the Related Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that a Purchaser's liability under this Section 7.2(b) shall not exceed the Purchase Price paid by such Purchaser hereunder.

     7.3 INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "INDEMNIFYING PARTY" and the other party or parties claiming indemnity is referred to as the "INDEMNIFIED PARTY". An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

     The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                          ARTICLE VIII - MISCELLANEOUS

     8.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     8.2 FEES AND EXPENSES. The Seller shall be responsible for the payment of the Purchasers' reasonable legal fees and other third-party expenses relating to the preparation and negotiation of this Agreement and the Related Documents and the consummation of the transactions contemplated herein and therein.

     8.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

     If to the Purchasers at each Purchaser's address set forth under its name on SCHEDULE 1 attached hereto, or with respect to the Seller, addressed to:

                       MacroChem Corporation
                       110 Hartwell Avenue
                       Lexington, Massachusetts 02421-3134
                       Attention: Chief Financial Officer
                       Facsimile No.:  781-862-4438

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Seller shall be sent to Ropes & Gray LLP, One International Place, Boston, MA 02110, Attn: Dwight W. Quayle, Facsimile No. 617-951-7050. Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on SCHEDULE 1 attached hereto.

     Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section 8.3. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

     8.4 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

     8.5 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.5 shall affect or limit any right to serve process in any other manner permitted by law.

     8.6 SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign this Agreement to any Person to whom it assigns or transfers securities issued or issuable pursuant to this Agreement. Any assignee must be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act.

     8.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     8.8 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

     8.9 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     8.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the holders of at least a majority of the Preferred Stock then outstanding, and such waiver or amendment, as the case may be, shall be binding upon all Purchasers. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by the Seller and the holders of at least a majority of the Preferred Stock then outstanding. No amendment shall be effected to impact a holder of Preferred Stock in a disproportionately adverse fashion without the consent of such individual holder of Preferred Stock. Notwithstanding the foregoing, this Agreement may be amended by the Seller without the consent of the Purchasers (other than SCO, which must agree pursuant to Section 2.2(c)) by supplementing SCHEDULE 1 with respect to Purchasers in any Additional Closing and by adding any such Purchasers as parties to this Agreement in accordance with Sections 2.2(c) and (d).

     8.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     8.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. For purposes of this Agreement, the term "knowledge," when used in reference to a corporation means the knowledge of the directors and executive officers of such corporation (including, if applicable, any person designated as a chief scientific, medical or technical officer) assuming such persons shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made. Whenever any form of the word "include" is used in this Agreement, it shall be interpreted as if it were followed by the phrase "without limitation".

     8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile or other electronic image transmission technology, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     8.14 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     8.15 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.16 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under this Agreement or any Related Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any such agreement. Nothing contained herein or in any Related Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by such agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Related Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the Related Documents. For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Seller through Wiggin and Dana LLP, but Wiggin and Dana LLP does not represent any of the Purchasers in this transaction other than SCO.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

MACROCHEM CORPORATION


By:________________________________
Name:
Title:

                            OMNIBUS SIGNATURE PAGE TO
                              MACROCHEM CORPORATION
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

The undersigned hereby executes and delivers the Preferred Stock and Warrant Purchase Agreement to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.


                  Print Name:
                                  ---------------------------------------------



                  By:
                                  ---------------------------------------------
                  Name:
                                  ---------------------------------------------
                  Title:
                                  ---------------------------------------------

                  Address:        ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                  Telephone:
                                  ---------------------------------------------
                  Facsimile:
                                  ---------------------------------------------
                  SOC/EIN#:
                                  ---------------------------------------------


                  Number of Shares of Series C Preferred Stock
                  Purchased
                             --------------------------------------------------

                  Number of Warrants Purchased
                                               --------------------------------



                  Aggregate Purchase Price
                                            -----------------------------------

                                                             SCHEDULE 1

                                                        MACROCHEM CORPORATION
                                           PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                                        PURCHASERS AND SHARES OF PREFERRED STOCK AND WARRANTS

------------------------------------------------------------------------------------------------------------------------------------
NAME, ADDRESS AND FAX             COPIES OF NOTICES TO        SHARES OF PREFERRED        COMMON STOCK             PURCHASE PRICE
NUMBER OF PURCHASER                                             STOCK PURCHASED        UNDERLYING WARRANTS
------------------------------------------------------------------------------------------------------------------------------------

                                  INITIAL CLOSING (NOTE: NUMBERS DO NOT REFLECT 1:7 AND 1:6 SPLIT)

------------------------------------------------------------------------------------------------------------------------------------

SCO Capital Partners LLC          Wiggin and Dana LLP
1785 Avenue of the Americas       400 Atlantic Street
35th Floor                        Stamford, CT 06901
New York, New York 10019          Telephone: (203) 363-7630           200                  80,000,000               $2,000,000
Attn: Steven H. Rouhandeh         Facsimile:  (203) 363-7676
T: (212) 554-4158                 Attn: Michael Grundei, Esq.
F: (212) 554-4058

------------------------------------------------------------------------------------------------------------------------------------

Lake End Capital LLC
33 Tall Oaks Drive
Summit, New Jersey 07501                                               50                  20,000,000                 $500,000
Attn: Jeffrey B. Davis
T: (212) 554-4158
F: (212) 554-4058

------------------------------------------------------------------------------------------------------------------------------------

TOTALS:                                                                                                             $2,500,000

------------------------------------------------------------------------------------------------------------------------------------

                                       33


------------------------------------------------------------------------------------------------------------------------------------
NAME, ADDRESS AND FAX             COPIES OF NOTICES TO        SHARES OF PREFERRED        COMMON STOCK             PURCHASE PRICE
NUMBER OF PURCHASER                                             STOCK PURCHASED        UNDERLYING WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
PLACEMENT AGENT WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
SCO Securities LLC                Wiggin and Dana LLP
1285 Avenue of the Americas,      400 Atlantic Street
35th Floor                        Stamford, CT 06901
New York, NY 10019                Telephone: (203) 363-7630                                10,000,000
Attn:  Steven Rouhandeh           Facsimile:  (203) 363-7676
Tel:     212-554-4235             Attn: Michael Grundei, Esq.
Fax:     212-554-4058

SROUHANDEH@SCOGROUP.COM

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                 ADDITIONAL CLOSING (NOTE: NUMBERS DO REFLECT THE 1:7 AND 1:6 SPLIT)
------------------------------------------------------------------------------------------------------------------------------------
Alpha Capital AG                                                       20                     190,477                 $200,000
Pradafant 7 Furstentums 9490
Vaduz Liechtenstein
Telephone:  011-423-232-3195
Fax:  011-423-232-3196
Contact:  R. Posch
------------------------------------------------------------------------------------------------------------------------------------
BF Holding GmbH
AM Eulenhof 14
95326 Kulmbach
Germany
Telephone:  49-9221-952-25                                             35                     333,334                 $350,000
Fax:  49-9221-952-17
Contact:  Bernd Fuertsch
e-mail:  s.mueller@ucm-ag.de
------------------------------------------------------------------------------------------------------------------------------------
Beach Capital LLC
1285 Avenue of the Americas,
35th Floor
New York, NY  10019
Telephone:  (212) 554-4158                                             50                     476,191                 $500,000
Fax:  (212) 554-4058
contact:  Steven H. Rouhandeh
e-mail:  srouhandeh@scogroup.com
------------------------------------------------------------------------------------------------------------------------------------

                                       34

------------------------------------------------------------------------------------------------------------------------------------
NAME, ADDRESS AND FAX             COPIES OF NOTICES TO        SHARES OF PREFERRED        COMMON STOCK             PURCHASE PRICE
NUMBER OF PURCHASER                                             STOCK PURCHASED        UNDERLYING WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
Catalytix LDC Lifescience Hedge AZ
425 Fifth Avenue, #28D
New York, NY  10016
Telephone:  (212) 481-1394                                              5                      47,620                  $50,000
Fax:  (212) 481-1396
Contact:  Ken Sorensen
------------------------------------------------------------------------------------------------------------------------------------
Catalytix LDC
425 Fifth Avenue, #28D
New York, NY  10016
Telephone:  (212) 481-1394                                              5                      47,620                  $50,000
Fax:  (212) 481-1396
Contact:  Ken Sorensen
------------------------------------------------------------------------------------------------------------------------------------
Hudson Bay Fund LP
120 Broadway, 40th Floor
New York, NY  10271
Telephone:  (212) 571-1244                                             10                      95,239                 $100,000
Fax:  (212) 571-1279
Contact:  Yoav Roth
------------------------------------------------------------------------------------------------------------------------------------
Iroquois Master Fund Ltd.
641 Lexington Avenue, 26th Floor
New York, NY  10022
Telephone:  (212) 974-3070                                             35                     333,334                 $350,000
Fax:  (212) 207-3452
Contact:  Joshua Silverman
------------------------------------------------------------------------------------------------------------------------------------
Midsouth Investors Fund LP
1776 Peachtree Street NW
Suite 412 North
Atlanta, GA  30309                                                     30                     285,715                 $300,000
Telephone:  (615) 254-0992
Fax:  (615) 254-1603
Contact:  Lyman O. Heidtke
------------------------------------------------------------------------------------------------------------------------------------

                                       35

------------------------------------------------------------------------------------------------------------------------------------
NAME, ADDRESS AND FAX             COPIES OF NOTICES TO        SHARES OF PREFERRED        COMMON STOCK             PURCHASE PRICE
NUMBER OF PURCHASER                                             STOCK PURCHASED        UNDERLYING WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
Perceptive Life Sciences Master
Fund, Ltd.
7284 W. Palmetta Park Road,
Suite 306
Boca Raton, FL  33433
Telephone:  (561) 391-7770                                            150                   1,428,572               $1,500,000
Fax:  (561) 391-7776
Contact:  Andrew C. Sankin, COO
------------------------------------------------------------------------------------------------------------------------------------
Quogue Capital LLC
1285 Avenue of the Americas
35th Floor
New York, NY  10019                                                    25                     238,096                 $250,000
Telephone:
Fax:
Contact:  Wayne Rothbaum
------------------------------------------------------------------------------------------------------------------------------------
SCO Capital Partners LLC
1285 Avenue of the Americas,
35th Floor
New York, NY  10019
Telephone:  (212) 554-4158                                            100                     952,381               $1,000,000
Fax:  (212) 554-4058
contact:  Steven H. Rouhandeh
e-mail:  srouhandeh@scogroup.com
------------------------------------------------------------------------------------------------------------------------------------
SDS Capital Group SPC, Ltd.
c/o SDS Management, LLC
53 Old Forest Avenue, 2nd Floor
Old Greenwich, CT  06870                                               25                     238,096                 $250,000
Telephone:  (203) 967-5850
Fax:  (203) 967-5851
Contact:  Steve Derby, Director
------------------------------------------------------------------------------------------------------------------------------------
TMW Capital, LLC
48 Route 25A, Suite 305
Smithtown, NY  11787
Telephone:  (631) 862-3625                                           10.5                     100,000                 $105,000
Fax:  (631) 863-3347
Contact:  Todd Wider
------------------------------------------------------------------------------------------------------------------------------------

                                       36

------------------------------------------------------------------------------------------------------------------------------------
NAME, ADDRESS AND FAX             COPIES OF NOTICES TO        SHARES OF PREFERRED        COMMON STOCK             PURCHASE PRICE
NUMBER OF PURCHASER                                             STOCK PURCHASED        UNDERLYING WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
Whalehaven Capital Fund Limited
14 Par-La-Ville Road, 3rd Floor
Hamilton HM08 Bermuda
Telephone:  (414) 295-8313                                             75                     714,286                 $750,000
Fax:  (441) 292-1373
Contact:  Evan Schemenauer
e-mail:eschemenauer@consolidated.bm
------------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                             575.5                   5,480,961               $5,755,000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PLACEMENT AGENT WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
SCO Capital Partners LLC          Wiggin and Dana LLP
1285 Avenue of the Americas,      400 Atlantic Street
35th Floor                        Stamford, CT 06901
New York, NY 10019                Telephone: (203) 363-7630                                   328,856
Attn:  Steven Rouhandeh           Facsimile:  (203) 363-7676
Telephone:  (212) 554-4235        Attn: Michael Grundei, Esq.
Fax:  (212) 554-4058

SROUHANDEH@SCOGROUP.COM
------------------------------------------------------------------------------------------------------------------------------------
Lake End Capital LLC
33 Tall Oaks Drive
Summit, NJ  07901                                                                             109,619
Telephone:  (212) 554-4158
Fax:  (212) 554-4058
Contact:  Jeffrey B. Davis
e-mail:  jdavis@scogroup.com
------------------------------------------------------------------------------------------------------------------------------------
Mark Alvino
c/o SCO Securities LLC
1285 Avenue of the Americas,
35th Floor                                                                                     54,810
New York, NY 10019
Telephone:  (212) 554-4235
Fax:  (212) 554-4058
------------------------------------------------------------------------------------------------------------------------------------

                                       37

------------------------------------------------------------------------------------------------------------------------------------
NAME, ADDRESS AND FAX             COPIES OF NOTICES TO        SHARES OF PREFERRED        COMMON STOCK             PURCHASE PRICE
NUMBER OF PURCHASER                                             STOCK PURCHASED        UNDERLYING WARRANTS
------------------------------------------------------------------------------------------------------------------------------------
Howard Fischer
SCO Securities LLC
1285 Avenue of the Americas,
35th Floor                                                                                     54,810
New York, NY 10019
Telephone:  (212) 554-4235
Fax:  (212) 554-4058
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                       38